DATED 06-Sept-2005

LIVERPOOL VICTORIA FRIENDLY SOCIETY LIMITED

and

CONVERA TECHNOLOGIES INTERNATIONAL

LIMITED

and

CONVERA CORPORATION

LEASE

relating to part ground floor, Radius Court, London Road,

Bracknell, Berkshire

Nabarro Nathanson

1 South Quay

Victoria Quays

Sheffield S2 5SY

Tel: 0114 279 4000

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CONTENTS

Clause Subject matterPage

1.  DEFINITIONS 1

2.  INTERPRETATION 5

3.  DEMISE AND TERM 7

4.  PAYMENT OF RENT 7

5.  OTHER FINANCIAL MATTERS 7

6.  THIRD PARTY RIGHTS OVER THE PREMISES 9

7.  INSURANCE 10

8.  STATE AND CONDITION OF THE PREMISES 12

9.  USE OF THE PREMISES 14

10.  ALIENATION 15

11.  LEGAL REQUIREMENTS 17
12.  SERVICE CHARGE 20

13.  LANDLORD'S COVENANTS 22

14.  FORFEITURE 22

15.  LIMITS ON LANDLORD'S LIABILITY 24

16.  NOTICES IN CONNECTION WITH THIS LEASE 24

17.  TENANT'S OPTION TO DETERMINE 25

18.  LANDLORD'S OPTION TO DETERMINE 25

19.  JURISDICTION 25

20.  NEW OR OLD LEASE 26

21.  INDEMNITY 26

22.  GENERAL 26

23.  GUARANTOR'S COVENANTS 29

THE FIRST SCHEDULE 31

THE SECOND SCHEDULE :32

THE THIRD SCHEDULE 33

THE FOURTH SCHEDULE 34

L1585/02465/2675172

LEASE

DATE 06-Sept-2005

PARTIES

(1)
LNERPOOL VICTORIA FRIENDLY SOCIETY LIMITED a friendly society incorporated under the Friendly Societies Act 1992, the registered office of which is at County Gates, Bournemouth BN1 2NF (the "Landlord");

(2)	CONVERA TECHNOLOGIES INTERNATIONAL LIMITED (registered number 02703837) whose registered office is at Amberley Place, 107-111 Peascod Street, Windsor, Berkshire SL4 1TE (the "Tenant"); and

(3)	CONVERA CORPORATION of 1921 Gallows Road, Suite 200, Vienna, Virginia 22181 (the "Guarantor").

IT IS AGREED AS FOLLOWS:

1. DEFINITIONS

In this Lease:

"Building"
means Radius Court, London Road, Bracknell;

"Conducting Media"
means the sewers, drains, mains, pipes, wires, cables, ducts, watercourses, channels and conduits serving the Building;

"Common Parts"

)
means any entrance hall, corridors, passages, fire escapes, lobbies, landings, staircases, lifts, pedestrian ways, courtyards, forecourts, and any other amenities in, or forming part of, the Building which are or may from time to time be provided or designated by the Landlord (acting reasonably) for common use by the tenants and occupiers of the Building such occupiers to include the Landlord and all persons expressly or by implication authorised by such tenants and occupiers but excluding the Exclusively Occupiable Areas;

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"End of the Term"

means the expiry of the Term by effluxion of time or the determination of the Term by forfeiture, surrender, merger, notice or in any other way;

"Excluded Risks"

means any risk against which the Landlord does not insure because insurance cover for that risk is either not ordinarily available in the London insurance market, or is available there only at a premium or subject to conditions which in the Landlord's discretion are unacceptable;

"Exclusively Occupiable Areas"
means those parts of the Building intended to be used exclusively by the Landlord or capable of being leased to occupational tenants;

"Financial Year"

means a period of 12 months ending on each year;

"Group"
means a group of companies within the meaning of section 42 of the Landlord and Tenant Act 1954;

"Guarantor"

means the third party to this Lease and any person who has entered into a guarantee or an authorised guarantee agreement pursuant to this Lease and their respective successors in title;

"Insurance Rent"

means the cost to the Landlord (before any commission) of insuring:

[Missing Graphic Reference]

(a) the Premises against the Insured Risks for their full reinstatement cost, including the costs of demolition and site clearance, temporary works, compliance with local authority requirements in connection with any works of repair or reinstatement, architects', surveyors' and other professional fees and other incidental expenses, and in each case with due allowance for inflation and value added tax ;

against loss of the Rent (having regard to the provisions for the review of the Rent) for a period of three years or such longer period as the Landlord reasonably considers appropriate; and

against public liability of the Landlord in connection with any matter relating to the Premises or the occupation or use of the Premises by the

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Tenant or anyone at the Premises with the express or implied authority of the Tenant;

"Insured Risks" means:
(a)     fire, explosion, lightning and earthquake;
(b)    flood, storm, bursting or overflowing of water tanks, pipes, or other water or heating apparatus;
(c)    impact, aircraft (other than hostile aircraft) and things dropped from such aircraft;
(d)    riot, civil commotion and malicious damage; and
    (e)    such other risks as the Landlord may from time to time insure against,

but to the extent that any risk is for the time being an Excluded Risk, it will not to that extent and for that time be an Insured Risk;

"Interest Rate"

means four per cent above the base rate for the time being of HSBC Bank plc or if that rate is no longer published then the rate of interest which the landlord reasonably considers to be most closely comparable to a minimum lending rates generally applicable in the UK from time to time;

"Landlord"

the first party to this deed and its successors in title and the persons for the time being entitled to the reversion immediately expectant on the end of the Term;

"Landlord's Surveyor"
means a chartered surveyor appointed by the Landlord who may be an individual or a firm or company of chartered surveyors, or an employee of the Landlord or a company which is in the same Group as the Landlord;

"Landlord's Works"

means the creation of a new lobby at ground floor level including a set of double doors and a new partition wall dividing the ground floor into two suites as shown on Plan 3;

"Permitted Use"

means offices within use class Bl(a) of the Town & Country Planning (Use Classes) Order 1987;

"Plan 1" "Plan 2" "Plan 3"

means the plans attached hereto and so marked;

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"Planning Acts"
means the Town and Country Planning Act 1990, the Planning (Listed Building and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 and the Planning and Compensation Act 1991;

"Premises"

means the premises comprising an area approximately 5875 square feet situate and forming part of the ground floor of the Building shown for identification purposes edged red on Plan 1 annexed and every part of it which includes for the purposes of obligation as well as grant:

(a)	the plaster or other rendering and decorative covering of the walls thereof and (in the case of non-structural walls only) the inner half thereof severed medially;

(b)  the floor screed Out not the slab beneath the same);
(c)  the ceiling thereof (but not the beams above the same);

(d)	all doors and windows other than external to the Building fitted in the walls bounding such area and their respective frames and fixings;

(e)	all light fittings and electrical circuits, sockets and switches within and exclusively serving the Premises;

(0 all carpets and floor coverings within and all other Landlord's fixtures and fittings in, on or forming part of such area and exclusively serving the same;

"Private Car Parking Spaces"
means the 26 car parking spaces in the car park as shown edged green on Plan 2 or such alternative 26 car parking spaces in the car park adjoining the Building as may be allocated by the Landlord from time to time such alternative car parking spaces to be no less beneficial to the Tenant and including three car parking spaces for use by visitors to the Premises;

"Quarter Days"
means 25 March, 24 June, 29 September and 25 December in every year;

"Rent"

means one hundred and eleven thousand six hundred and twenty five pounds (£111,625) per annum plus VAT;

"Rent Commencement Date"

means 21 March 2005;

"Services"

means the services set out in the Third schedule hereto;

"Service Media"

means conduits and equipment used for the reception generation passage and/or storage of Utilities;

"Structure"

means the foundations, external walls (including the windows and window frames therein), load bearing walls, supporting columns, stanchions, beams, supports, timbers and girders, floors, roofs and other structural parts of the Building;

"Supplemental Document"
means any deed, agreement, licence, memorandum or other document which is supplemental to this Lease;

"Tenant"

includes the Tenant's successors in title;

"Term"

means the term granted by this Lease and any continuation or extension of it or any holding over;

"Utilities"

means electricity, gas, water, foul water and surface drainage, heating, ventilation and air conditioning smoke and fumes, signals, telecommunications, satellite and data communications and all other utilities;

"Working Day"
means a day (other than a Saturday or a Sunday) on which banks are usually open for business in England and Wales.

2. INTERPRETATION 2.1 In this Lease:
2.1.1 the table of contents and clause headings are for reference only and do not affect its construction;

2.1.2 the words "include" and "including" are deemed to be followed by the words "without limitation";

2.1.3 general words introduced by the word "other" do not have a restrictive meaning by reason of being preceded by words indicating a particular class of acts, things or matters, and

2.1.4 obligations owed by or to more than one person are owed by or to them jointly and severally.

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2.2 In this Lease, unless otherwise specified:

2.2.1 a reference to legislation is a reference to all legislation having effect in the United Kingdom at any time during the Term, including directives, decisions and regulations of the Council or Commission of the European Union, Acts of Parliament, orders, regulations, consents, licences, notices and bye-laws made or granted under any act of Parliament or directive, decision or regulation of the Council or Commission of the European Union, or made or granted by a local authority or by a court of competent jurisdiction and any approved Codes of Practice issued by a statutory body;

2.2.2 a reference to particular legislation is a reference to that legislation as amended, consolidated or re-enacted from time to time and to all subordinate legislation made under it from time to time;

2.2.3 a reference to a person includes an individual, corporation, company, firm, partnership or government body or agency, whether or not legally capable of holding land; and

2.2.4 a reference to a clause is a reference to a clause or sub-clause of this Lease.

2.3 In this Lease:

2.3.1 an obligation of the Tenant not to do something includes an obligation not to cause or allow that thing to be done;

2.3.2 a reference to any act or to any act or omission of the Tenant includes any act or any act or omission of any other person at the Premises with the Tenant's express or implied authority;

2.3.3 the rights of the Landlord under any clause are without prejudice to the rights of the Landlord under any other clause or Supplemental Document or other instrument entered into in connection with this Lease;

2.3.4 the obligations of or restrictions on the Tenant or a Guarantor under any clause, Supplemental Document or other instrument entered into in connection with this Lease, are without prejudice to the obligations of or restrictions on the Tenant or Guarantor, or to the rights of the Landlord under any other clause, Supplemental Document or other instrument entered into in connection with this Lease;

2.3.5 a reference to the consent or approval of the Landlord means the prior consent in writing of the Landlord, signed by or on behalf of the Landlord;

2.3.6 where a matter in this Lease is subject to the consent or approval of the Landlord, it is also, where required, subject to the written consent of any superior landlord or mortgagee of the Landlord;

2.3.7 references to any adjoining property of the Landlord include any property adjoining or near the Premises owned, leased or occupied by the Landlord from time to time;

2.3.8 references to the end of the Term are to the end of the Term whether before, at or after the end of the term of years granted by this Lease;

2.3.9 references to a fair proportion of any sum are to the whole or a proportion of that sum which is fair and reasonable in the circumstances as reasonably determined by the

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Landlord's Surveyor, whose decision shall be final and binding (save in the event of manifest error or illegality);

2.3.10 the perpetuity period is 80 years from the date of this deed;

2.3.11 where a sum is expressed to be payable on demand, it will become payable, unless otherwise specified, five Working Days after the demand has been made; and

2.3.12 unless otherwise specified, references to the Premises include any part of the Premises.

3.  DEMISE AND TERM

The Landlord lets the Premises to the Tenant together with the rights specified in the First schedule hereto and except and reserving the rights and easements specified in the Second schedule hereto for a term of three years from and including 21 March 2005 and expiring on 20 March 2008.

4.	PAYMENT OF RENT The Tenant shall pay throughout the Term:
4.1 the Rent to be paid clear of all deductions counterclaims or set-offs whatsoever by equal quarterly payments in advance on the Quarter Days in each year the first payment in respect of the period from the Rent Commencement Date until (but excluding) the next following Quarter Day and to be calculated on a daily basis by reference to a calendar year of 365 days to be paid on the Rent Commencement Date;

4.2 if required in writing by the Landlord the Tenant shall make such quarterly payments by banker's order (as the Landlord shall require) to any bank account in the United Kingdom as the Landlord may nominate;

4.3 the Insurance Rent;

4.4 the Service Charge pursuant to clause 12 of this Lease; and

4.5 all other sums due under this Lease.

5.  OTHER FINANCIAL MATTERS 5.1Utilities

The Tenant shall pay all charges, including connection and hire charges, relating to the supply of Utilities to the Premises and will comply with all present or future requirements and recommendations of the suppliers of Utilities to the Premises.

5.2 Common facilities

The Tenant shall pay on demand a fair proportion of any costs incurred or payable by the Landlord in respect of any land or Service Media not forming part of, but used in connection with, the Premises.

5.3 Rates and taxes

5.3.1 The Tenant shall pay and indemnify the Landlord against all present and future rates, duties and assessments of any nature charged on or payable in respect of the Premises whether payable by the landlord, owner, occupier or tenant of the Premises and whether of a capital or income, recurring or non-recurring nature except any income or corporation tax imposed on the Landlord in respect of:

(a)  the grant of this deed; or
(b)  the receipt of the rents reserved by this Lease; or

(c)  any dealing or disposition by the Landlord with its interest in the Premises.

5.3.2 The Tenant shall not make any claim for relief from any of the charges referred to above which could result in the Landlord not being entitled (during or after the end of the Term) to that relief in respect of the Premises.

5.4 Payments relating to the Premises and other property

Where any of the charges payable under clause 5.2 relates to other property as well as the Premises, the amount to be paid by the Tenant will be a fair proportion of the whole of the amount charged or payable.

5.5 Landlord's costs

The Tenant shall pay to the Landlord, on demand, and on an indemnity basis, the fees, costs and expenses charged, incurred or payable by the Landlord, and its advisors or bailiffs in connection with:

5.5.1 any steps taken in contemplation of, or in relation to, any proceedings under section 146 or 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938, including the preparation and service of all notices, and even if forfeiture is avoided (unless it is avoided by relief granted by the court);

5.5.2 preparing and serving schedules of dilapidations at any time during the Term (or after the Term in respect of dilapidations arising during the Term), and supervising any works undertaken to remedy such dilapidations;

5.5.3 recovering (or attempting to recover) any arrears of Rent or other sums due to the Landlord under this Lease, including any costs associated with the Landlord's remedies of distress or execution;

5.5.4 any investigations or reports carried out to determine the nature and extent of any breach by the Tenant of its obligations in this Lease;

5.5.5 any steps taken to procure that a breach by the Tenant of its obligations under this Lease is remedied; and

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5.5.6 any application for a consent of the Landlord (including the preparation of any documents) which is needed by virtue of this Lease, (whether or not such consent is granted).

5.6 Value added tax

5.6.1 Where the Tenant is to pay the Landlord for any supply made to the Tenant by the Landlord, the Tenant shall also pay any value added tax which may be payable in connection with that supply.

5.6.2 Where the Tenant is to pay the Landlord the costs of any supplies made to the Landlord, the Tenant shall also pay the Landlord any value added tax payable in connection with that supply, except to the extent that the Landlord is able to obtain a credit for the value added tax from HM Customs and Excise.

5.7 Interest

5.7.1 If the Rent is not paid to the Landlord on the due date or if any other sums payable under this Lease to the Landlord are not paid within five Working Days of the due date for payment the Tenant shall pay interest to the Landlord at the Interest Rate for the period from and including the due date until payment (both before and after any judgment).

5.7.2 If the Landlord refuses to accept any Rent or other sum due under this Lease, when the Tenant is, or may be, in breach of any of its obligations in this Lease so as not to prejudice the Landlord's rights to re-enter the Premises and forfeit this Lease, the Tenant shall pay interest on such sum to the Landlord at the Interest Rate for the period from and including the date such sum became due until the date the payment is accepted by the Landlord.

5.7.3	Interest under this Lease wi11 accrue on a daily basis, compounded with quarterly rests on the Quarter Days and will be payable immediately on demand.

5.8 Exclusion of statutory compensation

Any statutory right of the Tenant, or any undertenant, to claim compensation from the Landlord or any superior landlord on leaving the Premises is excluded to the extent that the law allows.

6. THIRD PARTY RIGHTS OVER THE PREMISES

6.1 There are expected from this deed and this Lease is granted subject to:

6.1.1 all existing rights which belong to other property, or are enjoyed by other property over the Premises or any land or Service Media over which rights are granted by the Landlord to the Tenant by this Lease; and

6.1.2	the matters contained or referred to in the property and changes registers of title number

BK324723 as at the date of this deed.

6.2	The Tenant shall comply with the matters contained or referred to in the register referred to in clause 6.1 so far as they relate to the Premises and the rights granted by this Lease.

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6.3 The Tenant shall:

6.3.1 not permit any third party to acquire any right over the Premises or to encroach upon the Premises;

6.3.2 give the landlord immediate written notice of any attempt to do this;

6.3.3 take any steps which the Landlord may reasonably require to prevent the acquisition of any right over or encroachment on the Premises; and

6.3.4 preserve for the benefit of the Premises and the Landlord's interest in them all existing rights which belong to the Premises and are enjoyed over adjoining or neighbouring property.

6.3.5 The Tenant shall not block or obstruct any window or ventilator at the Premises.

6.3.6 The Tenant shall not grant any right or licence to a third party relating to the airspace at the Premises.

7. INSURANCE

7.1 Landlord's obligations relating to insurance

7.1.1 The Landlord shall insure the Premises, other than any part of the Premises installed by the Tenant or any other occupier, against the Insured Risks.

7.1.2 The insurance taken out by the Landlord shall be through an agency chosen by the Landlord and subject to any exclusions, excesses and conditions as may be usual in the insurance market at the time or required by the insurers, or reasonably required by the Landlord.

7.1.3 The Landlord shall, at the request of the Tenant, and on payment by the Tenant of a reasonable fee, produce details of the terms of the current insurance policy and evidence of the payment of the current premium.

7.2 Reinstatement

7.2.1 If the Premises are damaged or destroyed by an Insured Risk, then:

(a)	unless payment of any insurance monies is refused because of any act or omission of the Tenant and the Tenant has failed to comply with clause 7.3.8;

(b)  subject to the Landlord being able to obtain any necessary consents; and
(c)  subject to the necessary labour and materials being and remaining available,

the Landlord shall use the insurance monies received by the Landlord, except monies received for loss of rent, in repairing and reinstating the Premises (other than any part which the Landlord is not obliged to insure) or in building a Comparable Building as soon as reasonably possible. A "Comparable Building" is a building of premises generally similar to the Premises in design, function size and location, but may differ in these aspects from the Premises having regard to the principles of good estate management and building design.

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7.2.2 The Landlord shall use reasonable endeavours to obtain the necessary labour, materials and consents to repair or reinstate the Premises, but will not be obliged to appeal against any refusal of a consent.

7.3 Tenant's obligations relating to insurance

The Tenant shall:

7.3.1 pay the Insurance Rent in accordance with this Lease;

7.3.2 pay on demand any increase in the insurance premium for any adjoining property of the Landlord which is attributable to the use of the Premises, or anything done or omitted to be done on the Premises by the Tenant or any other occupier of the Premises;

7.3.3 pay on demand the costs incurred or payable by the Landlord in connection with the Landlord obtaining any valuation of the Premises for insurance purposes, as long as such valuation is made at least three years after any previous such valuation;

7.3.4 comply with the requirements of the insurers relating to the Premises;

7.3.5 not do or omit to do anything which may make the insurance of the Premises or of any adjoining property of the Landlord, taken out by the Landlord or any superior landlord, void or voidable, or which would result in an increase in the premiums for such insurance;

give the Landlord immediate written notice of any damage to or destruction of the Premises by an Insured Risk;

pay the Landlord on demand the amount of any excess required by the insurers in connection with that damage or destruction;

pay the Landlord on demand an amount equal to any amount which the insurers refuse to pay, following damage or destruction by an Insured Risk, because of any act or omission of the Tenant;

if requested by the Landlord, remove its fixtures and effects from the Premises to allow the Landlord to repair or reinstate the Premises;
pay the Landlord on demand the costs incurred by the Landlord in preparing and settling any insurance claim relating to the Premises arising from any insurance taken out by the Landlord; and

7.3.11 not take out any insurance of the Premises against the Insured Risks in its own name other than in respect of any part of the Premises installed by or on behalf of the Tenant or any undertenant, and if the Tenant has the benefit of any such insurance, the Tenant shall hold all money receivable under that insurance upon trust for the Landlord.

7.4 Suspension of rent

7.4.1 If the whole of the Premises or any part which the Landlord is obliged to insure, are damaged or destroyed by an Insured Risk so as to make the Premises or any part which the Landlord is obliged to insure, unfit for occupation or use, the Rent (or a due proportion of it according to the nature and extent of the damage) will be suspended from the date of damage or destruction for a period equivalent to the period for which loss of rent insurance has been effected being not less than three years, or, if sooner, until the Premises, or such part, have been made fit for occupation and use.

7.4.2 The Rent will not be suspended to the extent that any loss of rent insurance has been made ineffective, or payment of it has been refused by the insurers because of any act or omission by the Tenant.

7.4.3 The Rent will not be suspended unless and until any arrears of Rent or other sums due under this Lease have been paid by the Tenant in full.

7.4.4 Any dispute relating to this clause 7.4 will be referred to arbitration.

7.5 Insurance monies

All insurance monies payable will belong to the Landlord.

7.6 Termination of the Lease where damage is caused by Insured Risks

If the whole or substantially the whole of the Premises is made unfit for occupation or use by damage or destruction by an Insured Risk then either the Landlord or the Tenant may terminate this Lease by giving written notice to the other such that this Lease will terminate on the date specified in the notice such termination will be without prejudice to any claim which the Landlord or Tenant may have against the other for any earlier breach of their respective obligations in this Lease.

8. STATE AND CONDITION OF THE PREMISES 8.1 Repair
8.1.1 The Tenant shall repair the Premises and keep them in good and substantial repair and condition.

8.1.2 The Tenant shall keep all plant and machinery at the Premises in good condition and working order, and replace any items of plant or machinery which become beyond repair with new ones of a type and quality reasonably satisfactory to the Landlord.

8.1.3 The Tenant shall enter into and maintain contracts for the maintenance of plant and machinery at the Premises, with contractors approved by the Landlord (such approval not to be unreasonably withheld).

8.1.4 The Tenant shall carry out all works and treatments to the Premises as are necessary for the proper repair and maintenance of the Premises and to ensure the health and safety of people working at or visiting the Premises.

8.1.5 The Tenant shall keep any outside parts of the Premises clean and tidy.

8.1.6 The Tenant shall regularly clean the inside and outside of the windows at the Premises.

8.1.7 The Tenant will not be liable under this clause 8.1 to the extent that the Landlord is obliged to carry out the relevant repair works under clause 7.2 (Reinstatement) or to the extent that the Landlord is prevented from carrying them out by reason of the matters referred to in paragraph (b) or (c) of clause 7.2.1.

8.2 Alterations

8.2.1 The Tenant shall not:

(a)	construct any new building or structure or install any additional Service Media on the Premises;
           (b)  make any structural alterations or additions to the Premises; or
(c)	make any alterations or additions to the outside parts or exterior of the Premises, including any alterations to their appearance.

8.2.2 The Tenant shall not without the consent of the Landlord, such consent not to be unreasonably withheld:

(a)  make any alterations to the Service Media which form part of the Premises; or

(b)  make any internal, non-structural alterations or additions to the Premises.

8.2.3 The Tenant shall fit out the Premises with fittings of a type and quality which are (in the Landlord's discretion exercised reasonably) commensurate with the nature, location and use of the Premises.

8.2.4 The Tenant may erect and relocate internal demountable partitioning without the Landlord's consent provided that two sets of revised plans and associated specifications are supplied to the Landlord by the Tenant within two months of any such partitioning being installed or relocated.

8.2.5 On any application for consent to make alterations or additions the Tenant shall give the Landlord three copies of a specification and detailed drawings identifying the proposed works, and any further copies required by a superior landlord.

8.2.6 Unless otherwise required by the Landlord, the Tenant shall, at the end of the Term, remove any alterations or additions made to the Premises by the Tenant during the Term (and make good any damage caused by that removal to the reasonable satisfaction of the Landlord) and shall reinstate the Premises to their original layout and condition.

8.3 Decoration

The Tenant shall redecorate the inside of the Premises in the last six months of the Term in colours and materials approved by the Landlord such approval not to be unreasonably withheld or delayed.

8.4 Signs and reletting notices

8.4.1 The Tenant shall not display any signs or notices at the Premises which can be seen from outside the Premises, except one external sign giving the name and business of the Tenant (or other authorised occupier), the size, style and position of which have been approved by the Landlord.

8.4.2 At the end of the Term the Tenant shall remove any signs at the Premises and will make good any damage caused by that removal to the reasonable satisfaction of the Landlord.

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8.4.3 The Tenant shall permit the Landlord to place a sign on the Premises:
(a)	at any time advertising the sale of the Landlord's interest (or any superior interest) in the Premises; and

(b)  during the last six months of the Term for the reletting of the Premises,

as long as such signs do not unreasonably restrict the access of light or air to the Premises.

9. USE OF THE PREMISES

9.1 The Permitted Use

The Tenant shall not use the Premises except for the Permitted Use. 9.2 Obstructions
The Tenant shall not obstruct any pavement, footpath or roadway adjoining or serving the Premises.

9.3 Restrictions on use The Tenant shall not:
9.3.1 leave the Premises unoccupied for a period of more than one month without first notifying the Landlord in writing, nor for more than three months without the consent of the Landlord, but the Tenant will not by virtue of this clause be required to trade from the Premises;

9.3.2 do anything on the Premises which is illegal or immoral;

9.3.3 do anything on the Premises which would cause a nuisance or inconvenience or any damage or disturbance to the Landlord or any owner or occupier of any other property adjoining or near the Premises;

9.3.4 carry out any acts at the Premises which are noisy, noxious, dangerous or offensive;

9.3.5 store dangerous or inflammable materials at the Premises unless they are:

(a)	of a type usually kept by persons carrying on the same business as the Tenant (or other occupier) or are necessary for the operation of any plant or machinery;

(b)  kept in reasonable quantities; and
(c)	stored safely and in accordance with the requirements and recommendations of the insurers of the Premises;

9.3.6 allow waste to accumulate at the Premises;

9.3.7 allow any material which is deleterious, polluting or dangerous (to persons or property) to enter any Service Media or any adjoining property; nor

9.3.8 overload or obstruct any Service Media which serve the Premises.

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9.4 Use of machinery

The Tenant shall not use any machinery on the Premises in a manner which causes or may cause:

9.4.1 any damage to the fabric of the Premises or any strain on the structure of the Premises beyond that which it is designed to bear; or

9.4.2 any undue noise, vibration or other inconvenience to the Landlord or the owners or occupiers of any property adjoining or near to the Premises.

9.5 Fire and security precautions

The Tenant shall comply with the requirements and recommendations of the fire authority and with any reasonable requirements of the Landlord relating to fire prevention and the provision of fire fighting equipment at the Premises and the reasonable requirements of the Landlord in relation to the security of the Premises while they are vacant.

9.6 Exclusion of warranty

The Landlord does not warrant or represent that the Premises may be used for the Permitted Use or for any other purpose.

10. ALIENATION

10.1.1 The Tenant shall not to deal with or dispose of its interest in this Lease or part with possession of the whole or any part of that interest or permit any other person to occupy the Premises (as the case may be) except as permitted by clause 10.2 and except by way of:

(a)  an assignment of the whole of its interest in the Premises; or

(b)  a sub-lease of the whole of the Premises,

which may, in any event, only be made with the Landlord's consent such consent not to be unreasonably withheld or delayed.

10.1.2 The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927, the Landlord may refuse its consent to an assignment in any of the following circumstances:

(a)  if the Tenant has not paid all rents and other sums due under this Lease;
(b)
if in the reasonable opinion of the Landlord the assignment would have an adverse effect on the value of the Landlord's reversion to the Premises, assuming the Landlord wished to sell its reversion in the open market on the day following completion of the assignment;

(c)	if, where the obligations of the Tenant have been guaranteed by a member of the same Group as the Tenant, the assignee is another member of that Group;

(d)
if the assignee (being a body corporate) is not incorporated within the UK, unless its proposed guarantor (and if more than one then all of them) (being a body corporate) is (or are) incorporated within the UK.

10.1.3 The Landlord and Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927, the Landlord may give its consent to an assignment subject to all or any of the following conditions:

(a)
that the Tenant enters into an authorised guarantee agreement no later than the date of the assignment, which agreement is to be by deed, is to provide for a guarantee of all the obligations of the assignee under this Lease from the date of the assignment until the assignee is released by virtue of the Landlord and Tenant (Covenants) Act 1995, and which provides for all the matters permitted by section 16(5) of that Act and which is otherwise in accordance with section 16 of that Act and in a form reasonably required by the Landlord;

(b)
that, where reasonably required by the Landlord, the assignee shall procure a guarantor or guarantors, which if a body corporate is to be incorporated within the UK, acceptable to the Landlord, to enter into a full guarantee and indemnity of the assignee's obligations under the Lease, such guarantee and indemnity to be by deed and contain the obligations set out in the Fourth schedule hereto (with such additions an amendments as are necessary to reflect the fact that the guarantee and indemnity is being entered into after the date of this Lease and by means of a separate document) together with any additional provisions reasonably required by the Landlord;

(c)	that if, at any time before the assignment the circumstances set out in clause 6.3.2 apply, the Landlord may revoke its consent to the assignment by written notice to the Tenant;

(d)  that the assignment is completed within two months of the consent;

(e)
that the proposed assignee enters into a covenant with the Landlord to comply with the obligations of the Tenant in this Lease from the date the assignment of the Lease is completed throughout the term of this Lease and (where applicable) any continuation of the tenancy created by this Lease or until the assignee of this Lease is released by virtue of the Landlord and Tenant (Covenant) Act 1995, if sooner.

10.1.4 Clauses 10.1.2 and 10.1.3 do not limit the right of the Landlord to refuse consent to and assignment on any other reasonable ground or to impose any other reasonable condition to its consent.

10.1.5 Any document to be entered into by an assignee of the Tenant in fulfilment of a condition of consent to the assignment shall be in a form reasonably required by the Landlord.

10.1.6 The Tenant shall not underlet the whole of the Premises without first obtaining from the undertenant a covenant by the sub-undertenant with the Landlord to comply with the terms of this Lease on the part of the tenant, other than as to the payment of any rent or other sums reserved as rent by this Lease, and to comply with the obligations on the undertenant in the lease throughout the term of the lease and (where applicable) any continuation of the tenancy created by the lease or until the undertenant is released by virtue of the Landlord and Tenant (Covenants) Act 1995, if sooner.

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10.1.7 Any underlease of the whole of the Premises shall be granted:
(a)	at a rent which is not less than the then open market rental value of the whole of the Premises;

(b)  without a fine or premium; and
(c)  with the underlease rent payable not more than one quarter in advance. 10.1.8The Tenant shall not grant an underlease unless:
(a)
before the undertenant enters into the underlease or becomes contractually bound to do so the underlease is validly excluded from the operation of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 in accordance with the provisions of section 38A of that Act and the relevant schedules of the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003; and

(b)
the Tenant shall supply the Landlord with a copy (certified by solicitors as a true copy of the original for this purpose) of the notice served by it and the undertenant's statutory declaration or declaration (as appropriate) pursuant to section 38A of that Act.

10.2 Group sharing of occupation

The Tenant may share occupation of the Premises with one or more other companies which are within its Group on the following conditions:

    10.2.1    the Tenant promptly notifies the Landlord in writing of the beginning and the end of the arrangement;

10.2.2    no relationship of landlord and tenant is created by the arrangement; and

10.2.3    the other companies vacate the Premises immediately if any of them ceases to be a member of the same Group as the Tenant.

10.3    Charging

10.3.1    The Tenant shall not charge or agree to charge any part of the Premises (as distinct from the whole).
10.3.2    The Tenant shall not charge or agree to charge the whole of the Premises without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

11. LEGAL REQUIREMENTS

11.1    Legislation

The Tenant shall:

    11.1.1   comply with all legislation affecting the Premises, their use and occupation and the health and safety of persons working at or visiting the Premises, whether the legislation requires the owner, landlord, tenant or         occupier to comply;

    11.1.2 carry out any works to the Premises which are required by legislation;

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11.1.3 11.1.4
obtain all licences and consents which are required under any legislation to use the Premises or carry out any works or other activity at the Premises;

at the end of the Term pay the Landlord a fair proportion of any compensation which the Tenant has received or which is receivable by the Tenant because of any restriction placed on the use of the Premises under any legislation.

11.1.5 not do or omit to do anything at the Premises which would result in:
(a)	any other property owned or occupied by the Landlord failing to comply with any legislation; or

(b)  the Landlord incurring any cost, penalty or liability under any legislation.

11.2Notices relating to the Premises
The Tenant shall:

11.2.1 give the Landlord a copy of any notice received by the Tenant, relating to the Premises or any occupier of them, or to the Landlord's interest in them, within 5 Working Days of having received it (or immediately if there are shorter time limits in the notice);

11.2.2 whether the notice requires compliance by the owner or occupier of the Premises, but subject to clause 11.2.3, comply with the terms of any such notice in a manner approved by the Landlord, but the Landlord's approval of any particular manner will not imply that the Tenant has discharged its obligation to comply with the terms of the notice;

11.2.3 at its own cost, make, or join the Landlord in making, any objection or appeal against such notice, which the Landlord may reasonably require.

11.3 Planning

11.3.1 The Tenant shall comply with the Planning Acts.

11.3.2 The Tenant shall pay any charge imposed under the Planning Acts in respect of the use of the Premises, or any works carried out at the Premises.

11.3.3 The Tenant shall not apply for planning permission or make any other application under the Planning Acts nor implement any planning permission affecting the Premises without the consent of the Landlord.

11.3.4 The Landlord may withhold consent to implementation if the Tenant has applied for the planning permission in breach of an obligation in this Lease, or if any time limit in the permission, or the inclusion or omission of any condition in or from the permission would, or would be likely to, prejudice the Landlord's interest in the Premises or any adjoining property of the Landlord.

11.3.5 In giving its consent to the Tenant implementing a planning permission, the Landlord may, as a condition of that consent, require the Tenant to comply with all the conditions contained in the permission before the end of the term of years granted by this Lease, whether or not the permission imposes such time limits and, where reasonable, require the Tenant to provide security satisfactory to the Landlord for its compliance with the conditions in the permission (as modified by the above condition). The Tenant shall not implement the permission until that security is supplied.

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11.3.6 If reasonably required by the Landlord and at the Landlord's expense, the Tenant shall appeal against a refusal of planning permission or any condition contained in a permission applied for by or on behalf of the Tenant.

11.4 Environmental requirements

11.4.1 In this clause the following definitions apply:

"Dangerous Substances"
means any substance (whether in the form of a solid, liquid, gas or vapour) the generation, keeping, transportation, storage, treatment, use or disposal of which gives rise to a risk of causing harm to humans or to any other living organism, or causing damage to the Environment and includes any controlled, special, hazardous, toxic, radioactive or dangerous waste;

"Environment"

means the environment as defined in section 1(2) of the Environmental Protection Act 1990;

"Environmental Law"

means any legal rule, regulation or obligation, whether or not having effect at the date of this Lease, and whether or not having retrospective effect, concerning the protection of human health or the Environment or Dangerous Substances.

11.4.2 The Tenant shall ensure that all Environmental Laws relating to:
(a) the Premises; (b) the carrying out of any operations on the Premises; (c) or the use of the Premises,

are complied with and shall not do anything on the Premises or cause to be present on the Premises any matter or thing, which may cause loss to the Landlord by reason of any Environmental Law.

11.5 The Construction (Design and Management) Regulations 1994

11.5.1 In this clause "Regulations" means the Construction (Design and Management) Regulations 1994 and "File" means the Health and Safety file for the Premises and works carried out to it, required by the Regulations.

11.5.2 In respect of any works carried out by or on behalf of the Tenant or any undertenant or other occupier of the Premises (including any works of reinstatement which may be carried out after the end of the Term) to which the Regulations apply, the Tenant shall:

(a)	comply in all respects with the Regulations and procure that any person involved in carrying out such works complies with the Regulations; and

(b)
act as the only client in respect of those works and where required by the Landlord serve a declaration to that effect on the Health and Safety Executive pursuant to regulation 4 of the Regulations and give a copy of it to the Landlord.

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11.5.3 The Tenant shall:

(a) maintain and make the File available to the Landlord for inspection at all times;
(b) on request provide copies of the whole or any part of the File to the Landlord; and
(c) hand the File to the Landlord at the end of the Term.

11.5.4 The Tenant shall obtain all copyright licences which are needed for the Tenant to comply lawfully with this clause 11.5. 11.5.5 The copyright licences obtained by the Tenant shall:

(a)  be granted with full title guarantee;
(b)	allow the Landlord and any superior landlord and anyone deriving title through or under them to take further copies of the File or any part of it;

(c)  be obtained without cost to any such person;

(d)  allow any such person to grant sub-licences on similar terms; and
(e)  be irrevocable.

11.6 Local Authority requirements

The Tenant shall comply with all local authority requirements and recommendations relating to the loading and unloading of goods at the Premises and collection of refuse from the Premises.

11.7 Defective Premises Act 1972

11.7.1 The Tenant shall give the Landlord written notice of any defect in the Premises which may make the Landlord liable to do, or not to do, any act to comply with the duty of care imposed by the Defective Premises Act 1972.

11.7.2 The Tenant shall display any notices at the Premises needed to enable the Landlord to comply with the Defective Premises Act 1972.

11.8 No additional rights

The Landlord will not be obliged to grant any additional rights to the Tenant or waive any of the Landlord's rights under this Lease in connection with the obligations of the Tenant in this clause 11.

12. SERVICE CHARGE

12.1 The Tenant shall pay as additional rent a sum (the "Service Charge") representing 18.57 per cent of the reasonable and proper cost to the Landlord (the "Expenses") of complying during the Term with its obligations contained in clause 13.2 of this Lease or providing any other service that the Landlord reasonably considers desirable for the efficient use or occupation of the Building and which is in the interests of the occupiers thereof as a class provided that the Landlord shall be at liberty in its reasonable discretion to vary such proportion of the Expenses to such other proportion as shall be fair and reasonable (including, if appropriate, the attribution of the whole or none of any particular expenditure to the Premises) having regard to the relative benefit of any relevant Services enjoyed or capable of being enjoyed by the Tenant, and the Landlord will have due regard to any representations made by the Tenant with respect to the variation of the proportion and the reasonableness of such attribution.

12.2 The amount of the Expenses pertaining to any Financial Year shall be certified by the Landlord and shall include all professional fees in connection with the preparation of such certificate (the "Certificate").

12.3 On account of the Service Charge the Tenant shall pay to the Landlord on each Quarter Day of the Term of one quarter of the Landlord's reasonable estimate of the Expenses for the relevant financial year provided that such estimate shall be provided to the Tenant in writing prior to the First Quarter Day in any Financial Year together with explanatory information in relation to any change to the proportion of the Expenses and any additional item included in the Expenses.

12.4 Following the delivery of the Certificate the Landlord shall submit to the Tenant an account for the Service Charge for the relevant Financial Year due credit being given for any payments made by the Tenant and forthwith the Tenant shall pay the balance outstanding the Landlord shall repay to the Tenant any amount which may have been overpaid.

12.5 Notwithstanding anything contained elsewhere in this Lease including (without limitation) in this clause 12 the Tenant shall have no liability for the following and the Landlord shall not be entitled to claim Service Charge from the Tenant in relation to the following items:

12.5.1 any costs incurred by the Landlord in relation to the review of rent of any unit of accommodation within the Building which is let (or intended by the Landlord to be let) as an occupation unit or the letting or reletting of any such unit;

12.5.2 any costs incurred by the Landlord in carrying out works to any part of the Building to reinstate the same following damage or destruction by an Insured Risk unless the policy of insurance has been prejudiced by the act or default of the Tenant;

12.5.3 any costs, liabilities or expenses in respect of or attributable to any occupational unit(s) in the Building which are from time to time unlet or in respect of which the Landlord has granted the occupier a concessionary period free or reduced service charge liability as an inducement to occupy such unit(s);

12.5.4 any improvements to the Building or any part thereof and any replacement or renewal of the facilities plant and machinery servicing the same save where such items are beyond economic repair;

12.5.5 any capital expenditure on the Building (save in relation to routine usual repair and maintenance) which it is unreasonable to expect the Tenant to contribute to having regard to the length of the term granted by this Lease.

12.6 The Landlord shall retain and the Tenant shall be entitled to inspect all invoices, receipts, vouchers and other documentation and information relating to the cost of or payment for the delivery of any of the Services (or any of them) and the Tenant shall be entitled to take copies of such material.

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12.7 The Certificate shall contain an accurate account of all the Expenses for the relevant Financial Year and shall be delivered within two months of the expiry of such Financial Year.

13.	LANDLORD'S COVENANTS The Landlord hereby covenants with the Tenant:
13.1 if the Tenant pays the rent and performs and observes the covenants by the Tenant and the conditions contained in this Lease the Tenant may peaceably and quietly hold and enjoy the Premises during the Term without any lawful interruption by the Landlord or any person claiming under or in trust for the Landlord;

13.2 subject to the Tenant paying all rent and other sums due under this Lease to use all reasonable endeavours to provide the Services provided that the Landlord shall not be liable for any breach of this covenant where the breach arises from any cause beyond the reasonable control of the Landlord;

13.3 to provide swipe cards to the Tenant to enable the Tenant to use Landlord's security system to obtain access to the Building and/or the Premises and (subject to the capabilities from time to time of the Landlord's security system) in relation thereto to programme or otherwise prepare the same in accordance with the Tenant's reasonable requirements from time to time, with each swipe card to be provided at a cost of ten pounds (£10) or such greater sum as the Landlord acting reasonably may consider necessary.

13.4 The Landlord covenants to carry out the Landlord's works with all due diligence and speed in a good and workmanlike fashion within three months of the date hereof using proper materials fit for their purpose and in accordance with all statutory and other requirements and in carrying out these works the Landlord shall cause as little inconvenience and disturbance to the Tenant and occupiers and visitors to the Premises and the Tenant's use of the Premises as is reasonably practicable and so as not to prevent access to or use or enjoyment of the Premises during office hours.

14.  FORFEITURE 14.1Landlord's right of re-entry
If any event set out in clause 14.2 occurs, the Landlord may forfeit this Lease and re-enter the Premises. The Term will then end, but without prejudice to any claim which the Landlord may have against the Tenant or a Guarantor for any failure to comply with the terms of this Lease.

14.2 Events giving rise to the Landlord's right of re-entry

14.2.1 The Rent or any other sum payable under this Lease has not been paid 15 working days after it became due, whether formally demanded or not.

14.2.2 The Tenant or any Guarantor has failed to comply with the terms of this Lease.

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14.2.3 The Tenant or any Guarantor changes intentionally or otherwise, and whether or not by reason of its own actions or omissions or by the actions or omissions of others, its "centre of main interest" from England contrary to clause 23 and/or 24.16 of this Lease.

14.2.4The Tenant or any Guarantor, if an individual (or if more than one individual then any one of them):

(a)	is the subject of a bankruptcy petition or an interim receiver is appointed of his property or a bankruptcy order is made against him;

(b)	is the subject of an application for an interim order under part VIII of the Insolvency Act 1986 (as amended);

(c)	enters into any composition, scheme, compromise, moratorium or other similar arrangement with its creditors or any of them, whether or not under the Insolvency Act 1986 (as amended);

(d)
suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver manager, or similar officer appointed over or in relation to the whole of its undertaking, property, revenue or assets, or any part thereof, or any person holding security over all or any of its undertaking, property, revenue or assets takes possession of them or any part of them; or

(e)
is or becomes subject to, takes or has taken against it or in relation to it, or any or all of its assets, any equivalent, analogous, corresponding or similar finding, steps, process or proceeding in any other jurisdiction, whether or not any finding, step, process or proceeding has been taken against or in relation to it, or any or all of its assets in England and Wales.

14.2.5In relation to a Tenant or any Guarantor which is a company (or if more than one company then any one of them):

(a)	a proposal for a voluntary arrangement is made under part I of the Insolvency Act 1986 (as amended) or the directors of the Tenant or Guarantor resolve to make such a proposal;

(b)
a petition for an administration order is presented under part II of the Insolvency Act 1986 or the directors of the Tenant or Guarantor resolve to present such a petition or an administrator of the Tenant or Guarantor is appointed by the holder of a qualifying floating charge (as that term is defined in Schedule 16 of the Enterprise Act 2002);

(c)
suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver manager, or similar officer appointed over or in relation to the whole of its undertaking, property, revenue or assets or any part thereof, or any person holding security over all or any of its undertaking, property, revenue or assets takes possession of them or any part of them; or

(d)
a resolution for its voluntary winding up is passed under part IV of the Insolvency Act 1986 or a meeting of its creditors is called for the purpose of considering that it be wound up voluntarily (in either case, other than a voluntary winding up whilst solvent for the purposes of and followed by a solvent reconstruction or amalgamation);

a petition for its winding up is presented to the court under part IV or by virtue of part V of the Insolvency Act 1986 (as amended) or a resolution is passed that it be wound up by the court;

an application is made under section 425 of the Companies Act 1985 (as amended) or a proposal is made which could result in such an application;

enters or proposes to enter into any composition, compromise, moratorium, scheme or other similar arrangement with its creditors or any of them, whether or not under the Insolvency Act 1986 (as amended);

is dissolved, or is removed from the Register of Companies, or ceases to exist (whether or not capable of reinstatement or reconstitution) save that in the case of the Guarantor such provisions shall not apply where it is subject to a bona fide merger or other similar reorganisation and when the merged entity enters into a guarantee on the same terms with the Landlord as is contained in this Lease.

15.  LIMITS ON LANDLORD'S LIABILITY

15.1 In this clause "Interest" means the whole of the interest in the reversion immediately expectant on the end of the Term.

15.2 The obligations on the Landlord contained or implied in this Lease, to the extent that they relate to any time after a person has parted with its Interest, will not be binding on or enforceable against a person after that person has parted with its Interest.

15.3 To the extent that a person retains any liability for such obligations after having parted with its Interest, the Tenant agrees to release that person from such liability within four weeks of being notified in writing that such person has parted with its Interest and the release will have effect from the date of the disposal of the Interest.

16.  NOTICES IN CONNECTION WITH THIS LEASE

16.1 Where a notice is to be given in connection with this Lease, it must be given in writing and signed by or on behalf of the party giving it, unless it is stated that it need not be given in writing.

16.2 Any notice to be given in connection with this Lease will be validly served if sent by first class post, or registered post or recorded delivery and addressed to or personally delivered to:

16.2.1	the Landlord at the address given in this deed or such other address which the Landlord has notified to the Tenant in writing;

16.2.2 the Tenant at the Premises or its registered office or its last known address;

16.2.3 a Guarantor at the Premises or its registered office or its last known address.

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16.3 Any notice or demand sent by post from within the UK and properly stamped and correctly addressed will be conclusively treated as having been delivered 2 Working Days after posting.

16.4 The Tenant shall give the Landlord verbal notice of any matter affecting the Premises where emergency action is needed as well as written notice.

17.  TENANT'S OPTION TO DETERMINE

17.1 In this clause "Termination Date" means any date on or after the first eighteen months of the Term.

17.2 Subject to the pre-conditions in clause 17.3 being satisfied on the Termination Date, and subject to clause 17.4 the Tenant may determine the Term on the Termination Date by giving the Landlord not less than 6 months' written notice. The Term will then determine on the Termination Date, but without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this Lease.

17.3 The pre-conditions are that:

17.3.1 vacant possession of the whole of the Premises is given to the Landlord; and

17.3.2 the Rent up to the Termination Date has been paid in full.

17.4 The Landlord may waive any of the pre-conditions set out in clause 17.3 at any time before the Termination Date by written notice to the Tenant.

17.5 Time will be of the essence for the purposes of this clause.

18.  LANDLORD'S OPTION TO DETERMINE

The Landlord may determine the Term at any time after the first 12 months of the Term (but effective not earlier than 18 months from the commencement of the Term) by giving not less than six months' written notice, which notice must be expressed to be given under section 24(2) of the Landlord and Tenant Act 1954. On the expiry of the notice period referred to the Term shall determine without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this clause.

19.  JURISDICTION

19.1 The High Court of Justice in England shall have jurisdiction to enter any action or proceeding whatsoever in respect of this Lease or any of the provisions thereof or any matter or thing arising thereunder or hereunder or by virtue of or in consequence of this Lease.

19.2 Except where otherwise provided if any dispute shall arise between the parties hereto with respect to the construction or effect of this Lease or any clause or thing in this Lease contained or the rights liabilities or duties of the parties under or by virtue of or arising out

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of or in consequence of this Lease or any rights liabilities or duties or otherwise in connection with the Premises or any proceedings instituted or prosecuted or maintained it shall be determined by the English Courts according to the Laws of England and the parties submit themselves to the jurisdiction of the English Courts.

20.  NEW OR OLD LEASE

This Lease is a new tenancy for the purposes of section 1 of the Landlord and Tenant (Covenants) Act 1995.

21.  INDEMNITY

The Landlord shall indemnify the Tenant against any costs claims actions and liabilities whatsoever in respect of:

21.1 the obligations on the part of the Developer (as therein defined) pursuant to a Deed dated 24 July 1992 between Chartwell Land Development Limited (1) The Royal County of Berkshire (2);

21.2 the obligations on the part of the Owner (as therein defined) pursuant to an Agreement dated 31 January 1996 between Bracknell Forest Borough Council (1) Chartwell Land Development Limited (2); and

21.3any outstanding condition in planning permission reference number 620994 dated 31 January 1996.

22.  GENERAL

22.1Rights of Landlord
Reference to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right in common with all other persons having a like right.

22.2Compensation

Except where any statutory provision prohibits the Tenant's right to compensation from being excluded by agreement the Tenant shall not be entitled on quitting the Premises or any part of the Premises to claim from the Landlord any compensation under the Landlord and Tenant Act 1954.

22.3Counterparts

This Lease may be executed in counterpart and both this Lease and the counterpart taken together shall constitute one and the same deed and the Tenant may enter into this Lease by executing a counterpart.

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22.4 Exclusion of the 1954 Act

22.4.1 The parties confirm that before this Lease was entered into:

(a)
a notice complying with Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 which relates to this tenancy was served by the Landlord on the Tenant on 26 Apv X 2a o5 ; and

(b)
a statutory declaration dated .2Q 3, iL~ 2_C oScomplying with paragraph 8 of Schedule 2 to that Order was made by OH N P\P uCH-who the Tenant confirms was duly authorised by the Tenant to make the statutory declaration on its behalf.

22.4.2 The parties agree and declare that the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 shall not apply to the tenancy created by this deed.

22.4.3 The parties confirm that there is no Agreement for lease which gives effect to this Lease.

22.5 Covenant status of this Lease

This Lease is a new tenancy within the meaning of section 1 of the Landlord and Tenant (Covenants) Act 1995.

22.6 Implied rights of enforcement by third parties excluded

22.6.1 Unless the right of enforcement is expressly granted, it is not intended that a third party should have the right to enforce a provision of this Lease under the Contracts (Rights of Third Parties) Act 1999.

22.6.2 The parties may rescind or vary this Lease without the consent of a third party to whom an express right to enforce any of its terms has been provided.

22.7 Landlord's rights to remedy default by the Tenant

22.7.1 If the Tenant fails to comply with any of its obligations in this Lease, the Landlord may give the Tenant written notice of that failure, and the Tenant shall:

(a)  immediately in the case of an emergency; and
(b)	otherwise as soon as practicable, but in any event within one month of such notice,

begin and then, within a reasonable time, complete remedying that failure.

22.7.2 If the Tenant does not comply with clause 22.7.1, the Landlord may enter the Premises and carry out any works or do anything else which may be needed to remedy the Tenant's failure to comply with its obligations under this Lease.

22.7.3 Any costs incurred by the Landlord by reason of clause 22.7.2 will be a debt due from the Tenant payable on demand and may be recovered by the Landlord as if it were additional rent.

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22.8 Superior interests

If at any time this Lease is an underlease:

22.8.1 the Tenant shall comply with the terms of any superior lease to the extent that they relate to the Premises, other than any obligation to pay any rent and save where the provisions of the lease conflict with any superior lease then this Lease shall prevail; and

22.8.2 the Landlord shall pay any rent due under the immediate superior lease and shall comply with the provisions of such superior lease save where the Tenant is obliged to comply with them by virtue of this Lease.

22.9 Tenant to provide information

22.9.1 The Tenant shall give the Landlord any information or documents which the Landlord reasonably requests to show that the Tenant is complying with its obligations in this Lease.

22.9.2 The Tenant shall give the Landlord immediate written notice of any defect or default which may make the Landlord liable to the Tenant or any third party.

22.10 Tenant's indemnity

The Tenant agrees to indemnify the Landlord at all times (both during and after the Term) against all charges, claims, proceedings, liabilities, damages, losses, costs and expenses arising directly or indirectly from:

22.10.1 the existence, state of repair or use of the Premises;

22.10.2 any works carried out at the Premises;

22.10.3 any breach of any of the Tenant's obligations in this Lease; or

22.10.4 any act or omission of the Tenant.

22.11 Tenant's acknowledgement

The Tenant acknowledges that it has not entered into this Lease in reliance on any representation made by or on behalf of the Landlord.

22.12 Guarantor

22.12.1 If at any time during the Term a Guarantor (or where a Guarantor comprises more than one person, any one of them) dies or any of the events referred to in clause 14 (Forfeiture) occurs in relation to a Guarantor, then the Tenant shall give immediate written notice to the Landlord of that event and within one month of being so required by the Landlord, procure that another person acceptable to the Landlord enters into a deed of guarantee and indemnity containing the obligations set out in the Schedule to this deed with such additions and amendments as are necessary to reflect the fact that the guarantee and indemnity is being entered into by a separate instrument and after the date of this deed.

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22.12.2 The Tenant shall procure that a Guarantor enters into any deed or document which is supplemental to this deed and which is entered into before that Guarantor is released by virtue of the Landlord and Tenant (Covenants) Act 1995.

22.13 Qualification of Landlord's liability

The Landlord will not be liable to the Tenant or any other person for:

22.13.1 any damage to person or property arising from any act, omission or misfeasance by the Landlord, or its employees, agents or independent contractors, or from the state and condition of the Premises or any adjoining property of the Landlord;

22.13.2 any interruption to the supply of Utilities to the Premises;

22.13.3 any accidental damage to the Premises or to any property of the Tenant or any other occupier of the Premises or their employees, agents or independent contractors;

22.13.4 any accidental damage to any person occurring during the performance by or on behalf of the Landlord of any service which the Tenant or other authorised occupier of the Premises has requested the Landlord to carry out; or

22.13.5 for any failure to perform any obligation in this Lease, unless the Tenant has given the Landlord written notice of the facts giving rise to that failure and allowed the Landlord a reasonable time to remedy the matter.

22.14 Sale of goods after end of Term

22.14.1 The Tenant irrevocably appoints the Landlord as its agent to store or dispose of any items left by the Tenant at the Premises more than 10 Working Days after the end of the Term.

22.14.2 The Landlord may store or dispose of such items after that time as it thinks fit and without any liability to the Tenant, other than to account to the Tenant for the proceeds of sale, after deducting any costs of sale or storage incurred by the Landlord.

22.14.3 The Tenant agrees to indemnify the Landlord against any liability incurred by the Landlord by reason of the Landlord disposing of any items left at the Premises which do not belong to the Tenant, but which the Landlord believed did belong to the Tenant, which will be presumed unless the contrary is proved.

22.15 Arbitration

Where this Lease refers to a dispute being referred to arbitration, it will be referred to a single arbitrator who will act in accordance with the Arbitration Act 1996, and the referral will be a submission to arbitration in accordance with that Act.

23. GUARANTOR'S COVENANTS

In consideration of this Lease having been granted at its request, the Guarantor covenants in the terms set out in the Fourth schedule.

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IN WITNESS of which this Lease has been executed as a Deed and has been delivered on the date hereof.

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THE FIRST SCHEDULE

1.  The passage of services to the Premises through the Conducting Media.

2.  Access to the Premises through the Common Parts at all times using a swipe card system.

3.	The right to use the toilet accommodation in the Common Parts on the ground floor and second floor of the Building.

4.  In case of emergency the right to use any fire escape serving the Building.

5.	The exclusive right to use the Private Car Parking Spaces for the parking of motor cars or motor cycles.

6.
The right to install signs showing the name of the Tenant andlor companies within the Tenant's Group of a size and design to be approved by the Landlord such approval not to be unreasonably withheld or delayed being located as to one sign in the Common Parts on the ground floor of the Building as reasonably designated by the Landlord.

7.	The right in common with the Landlord to use the refuse bins in the area edged yellow on Plan 2 or such other location as the Landlord may reasonably designate.

8.	The right for the Premises of support and protection from the remainder of the Building as is provided as at the date hereof.

9.
The right to install maintain and use Conducting Media serving the Premises along routes (previously approved by the Landlord such approval not to be unreasonably withheld) passing through the Common Parts and any risers which serve or which are capable of serving the Premises.

10.
The right to enter other parts of the Building (other than the Premises) for the purpose of complying with the Tenant's covenants herein or exercising the Tenant's rights granted herein provided that such entry is made upon reasonable notice (save in case of emergency) and the Tenant makes good all damage thereby occasioned.

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THE SECOND SCHEDULE

1.	The passage of services to and from the Building or any adjoining or neighbouring property through the Conducting Media on or serving the Premises at any time.

2.
The right to enter after reasonable notice on the Premises at reasonable times for the purpose of cleaning, repairing, replacing, altering or constructing either the Conducting Media of the Building or any adjoining or neighbouring property and including the right to erect and use scaffolding or other appropriate equipment on or outside the Premises, the person or persons exercising such rights causing as little inconvenience as reasonably possible and making good in a reasonable manner all damage to the Premises thereby occasioned.

3.
The right to carry out or consent to the carrying out by any person of any construction or other works to the Building or to any adjoining or neighbouring Premises notwithstanding any diminution in the light or air enjoyed by the Premises.

4.  The right of access through the Premises in case of fire or other emergency.

5.	The right of access to the Premises upon reasonable notice (save in case of emergency) in order to comply with the Landlord's obligations pursuant to the Lease.

6.	The right to use the Patch Panel contained in the Premises and the right to enter the Premises upon reasonable notice (save in the case of emergency) in order to use and carry out any repairs thereto.

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THE THIRD SCHEDULE

To keep in good and substantial repair condition and decoration the whole of the Building (including the Structure but excluding the Exclusively Occupiable Areas).

2.	To keep clean tidy and properly lighted the Common Parts and at all times to keep the toilet accommodation which the Tenant is entitled to use in a clean and properly maintained state.

3.	To clean the outside of the windows in the Building when the Landlord (acting reasonably) considers it necessary.

4.
To maintain in good working order and repair and to renew where necessary the Conducting Media, all plant and machinery serving any heating or ventilation systems, the lifts and lift gear, electric lighting appliances and any fire alarm or security devices in the Common Parts but excluding nevertheless any which exclusively serve the Premises or the Exclusively Occupiable Areas.

5.	To pay all rates, taxes and other outgoings relating to those parts of the Building which are not the Exclusively Occupiable Areas.

6.
To maintain at all times an adequate supply of hot and cold water in the toilet accommodation situate in the Building and within the hours of 6 am and 8 pm Monday to Friday to provide reasonable heat through the central heating apparatus so as adequately to heat the Premises and to provide reasonable air conditioning to those parts of the Building (including the Premises) where the Landlord considers it is appropriate to provide the same provided that the Landlord shall also provide such heating and air conditioning during such additional time or period as the Tenant shall require (it being agreed that in relation to the same the extra cost shall be met exclusively by the Tenant).

7.	To provide such caretaking and reception and security services as the Landlord (acting reasonably) considers necessary for the benefit of the occupiers of the Building as a whole.

8.	To provide such carpets, curtains, furnishings, directory boards, floral decoration and plantings to the Common Parts as the Landlord acting reasonably considers necessary.

9.	To keep clean, tidy and in good order and condition the car parks and landscaped areas around the Building.

10.
To provide and affix within the car park serving the Building (including one at the entrance to the car park) such signs as the Landlord may reasonably consider necessary identifying the location of Private Car Parking Spaces and indicating the arrangements for the use thereof and the Landlord will take into account any reasonable representation made by the Tenant in this regard.

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THE FOURTH SCHEDULE

1.  GUARANTEE

1.1 In consideration of the Landlord giving its consent to the assignment of the Lease, the Guarantor covenants with the landlord and irrevocably and unconditionally guarantees to the Landlord that the rent and other sums due under the Lease will be duly and punctually paid, and that all the other obligations of the Tenant in the Lease will be duly performed and complied with, in either case whether during or after the end of the Term.

1.2 The Guarantor agrees that if at any time the rent or other sums due under the Lease are not paid on their due date, or any of the other obligations of the Tenant in the Lease are not duly performed and complied with, it shall, on demand, pay such sum or perform or comply with such obligation.

2.  PRINCIPAL DEBTOR

As a separate and independent obligation the Guarantor agrees that if any sum or obligation expressed to be guaranteed under this schedule is not recoverable from or enforceable against the Guarantor on the basis of a guarantee (for whatever reason), the Guarantor shall be liable as sole or principal debtor in respect of such sum or obligation and which shall be paid, performed or complied with by the Guarantor on demand.

3.  INDEMNITY

As a separate and independent obligation the Guarantor agrees to indemnify the Landlord and keep the Landlord indemnified against any costs, loss, expense or liability resulting from:

3.1the failure of the Tenant under the lease to duly and punctually to pay the rent and other sums due under the Lease or to perform and comply with its obligations in the Lease;

3.2any of the obligations on the Tenant in the Lease being or becoming void, voidable or unenforceable by the Landlord against the Tenant or any other person who is liable;

3.3the Lease (or the Tenant's obligations under it) being disclaimed;

3.4the Lease being surrendered by a liquidator or trustee in bankruptcy of the Tenant, or becoming forfeited;

3.5 the Tenant or any other person who is liable entering into any arrangement or composition with any of its creditors (whether or not such arrangement or composition binds or is expressed to bind the Landlord); or

3.6 the Tenant (being a body corporate) ceasing to exist (whether or not capable of reconstitution or reinstatement), and to pay on demand to the Landlord the amount of such cost, loss, expense or liability, whether or not the Landlord has sought to enforce any rights against the Tenant or any other person who is liable.

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4. NO DISCHARGE OF GUARANTOR

4.1 4.2 4.3
Without prejudice to section 18(3) of the Landlord and Tenant (Covenants) Act 1995 (Effect of variations on guarantors), the Guarantor's liability under this clause will remain in full force and effect and will not be released, nor will the rights of the Landlord be prejudiced or affected by any of the following:

any time, indulgence or concession granted by the Landlord to the Tenant or to any other person who is liable;

the Landlord dealing with, exchanging, varying or failing to perfect or enforce any of its rights or remedies against the Tenant or any other person who is liable;

the existence of or dealing with, varying or failing to perfect or enforce any other rights of security which the Landlord may have or acquire against the Tenant or any other person who is liable in respect of its obligations under the Lease;

4.4 any variation of, addition to or reduction from, the terms of the Lease whether or not the same is substantial or confers only a personal right or obligation provided the same is not prejudicial to the Guarantor;

4.5 any non-acceptance of the rent or other sums due from the Tenant under the Lease, in circumstances where the Landlord has reasonable cause to suspect a breach of its obligations in the Lease;

4.6the occurrence of any of the events set out in clause 14 of the Lease (Forfeiture);

4.7a surrender of part of the Premises, except that the Guarantor will have no liability in relation to the surrendered part in respect of any period after the date of the surrender;

4.8any incapacity, disability or change in the constitution, status or name of the Tenant or the Landlord;

4.9any amalgamation, merger or reconstruction by the Landlord with any other person or the acquisition of the whole or any part of its assets or undertaking by any other person;

4.10 any voluntary arrangement entered into by the Tenant or any other person who is liable with all or any of its creditors (whether or not such arrangement binds or is expressed to bind the Landlord);

4.11 any other act or thing by virtue of which, but for this provision, the Guarantor would have been released or discharged from its obligations under this clause, or the rights of the Landlord would have been prejudiced or affected, other than a release by deed, entered into by the Landlord, in accordance with the terms of such deed, and the parties acknowledge that each of the matters listed above is separate and independent and is not to be interpreted in the light of any other.

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5.  WAIVER BY GUARANTOR OF ITS RIGHTS

5.1 Until all the liabilities expressed to be guaranteed by the Guarantor under this clause have been paid, discharged or satisfied irrevocably and in full, the Guarantor agrees not, without the consent of the Landlord, to:

5.1.1 exercise any of its rights in respect of the liabilities expressed to be guaranteed under this clause against the Tenant or any other person who is liable;

5.1.2 demand or accept any security from the Tenant or any other person who is liable in respect of the obligations of the Guarantor under this clause or in respect of any indebtedness due to the Guarantor from the Tenant or any other person is liable, and any security received by the Guarantor in breach of the above or any such security held by the Guarantor at the date of this deed shall be held by the Guarantor on trust for the Landlord and delivered to the Landlord on demand;

5.1.3 claim any legal or equitable set-off or counterclaim against the Tenant or any other person who is liable; or

5.1.4 claim or prove in competition with the Landlord in the liquidation or bankruptcy or in any administration or receivership of the Tenant or any other person who is liable, or have the benefit of or share in any payment or distribution from or composition or arrangement with the Tenant or any other person who is liable, and any money or other property received by the Guarantor in breach of this provision shall be held by the Guarantor on trust for the Landlord and delivered to the Landlord on demand.

5.2 The obligations of the Guarantor may be enforced by the Landlord against the guarantor:

5.2.1 at its discretion and without first enforcing or seeking to enforce its rights against the Tenant or any other person who is liable or exercising its rights under any other security or resorting to any other means of payment; and

5.2.2 as primary obligations and not merely as obligations of a surety.

6.  PAYMENTS IN GROSS

All dividends, compositions and moneys received by the Landlord from the Tenant or any other person which are capable of being applied by the Landlord in satisfaction of the liabilities expressed to be guaranteed under this clause, wi11 be regarded for all purposes as payments in gross, and will not prejudice the right of the Landlord to recover from the Guarantor the ultimate balance which, after receipt of such dividends, compositions and moneys, may remain owing or expressed to be owing to the Landlord.

7.  GUARANTOR TO TAKE A NEW LEASE 7.1In this schedule a "Relevant Event" is:

7.1.1 the surrender or disclaimer of the Lease, or the Tenant's obligations under it by a liquidator or trustee in bankruptcy of the Tenant;

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7.1.2 the disclaimer of the Lease after it has become bona vacantia;

7.1.3 the forfeiture of the Lease; or

7.1.4	the Tenant (being a body corporate) ceasing to exist (whether or not capable of being reconstituted or reinstated).

7.2 If a Relevant Event occurs the Guarantor agrees, at the request of the Landlord made within nine months following the Landlord having notice of the Relevant Event, to take a new lease of the Premises from the Landlord.

7.3 Such new lease shall:

7.3.1 be for a term commencing on the date of the Relevant Event and be equal to the unexpired residue of the term of years granted by the Lease (or the residue which would be unexpired but for the Relevant Event) as at the date of the Relevant Event;

7.3.2	reserve a rent equal to the rent reserved by the Lease immediately before the Relevant

Event and otherwise be on the same terms as the Lease (other than this clause); and

7.3.3 take effect from the date of the Relevant Event.

7.4	The new lease will take effect subject to the Lease, if and to the extent that it is still subsisting, and subject to any Lease or other interest created or permitted by the Tenant.

7.5 The Guarantor shall pay the Landlord's reasonable and proper costs in connection with the grant of such new lease and shall execute, deliver and pay the stamp duty on a counterpart of it to the Landlord.

7.6 If the Landlord does not require the Guarantor to take a new lease of the Premises, the Guarantor shall nevertheless pay on demand to the Landlord a sum equal to the rent and other sums due under the Lease which would have been payable but for the Relevant Event in respect of the period from the date of the Relevant Event until nine months after it or, if sooner, the date the Premises are re-let.

8. SUPPLEMENTARY PROVISIONS

8.1	In this schedule a reference to "this schedule" is a reference to the whole of this Fourth schedule.

8.2	This guarantee and indemnity is in addition to any other security or any other right or remedy held by or available to the Landlord from time to time.

8.3 As and when called upon to do so by either the Landlord or the Tenant, the Guarantor shall enter into any Supplemental Document (by deed if required) for the purpose of consenting to the Tenant entering into such Supplemental Document and confirming that, subject only to section 18(3) of the Landlord and Tenant (Covenants) Act 1995 (Effect of variations on guarantors), all the obligations of the Guarantor will remain in full force and effect in respect of the Lease.

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8.4 The Guarantor agrees to pay to the Landlord on demand, and on an indemnity basis, all legal and other costs and charges which may be properly payable by the Landlord in relation to the enforcement of the Guarantor's obligations in this clause.

8.5 The Guarantor agrees to pay interest on each amount demanded of it under this clause, at the Default Interest Rate until payment (both before and after any judgement), except that where the sum demanded from the Guarantor is interest due from the Tenant at that rate and is paid by the Guarantor immediately on demand, the Guarantor will not be liable to pay further interest on that sum.

8.6 Each of the provisions of this clause is distinct and severable from the others, and if at any time one or more such provisions is or becomes illegal, invalid or unenforceable (either wholly or to any extent), the validity, legality and enforceability of the remaining provisions (or the same provision to any other extent) will not be affected or impaired.

8.7	The rights of the Landlord under this clause will enure for the benefit of the Landlord and its successors in title without any need for any express assignment of them.

8.8 The parties confirm that before this Lease was entered into:

8.8.1 A notice complying with Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 which relates to the tenancy to be entered into by the Guarantor pursuant to paragraph 7 of this Fourth schedule was served by the Landlord on the Guarantor on zo t 2oOS

8.8.2 A statutory declaration dated 2 \S complying with paragraph 8 of
Schedule 2 to that Order was made by N (PO'Crtt tom! , who the Guarantor confirms was duly authorised by the Guarantor to make the statutory declaration on its behalf.

8.8.3 The parties agree and declare that the provisions of section 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 shall not apply to any tenancy entered into by the Guarantor pursuant to paragraph 7 of this Fourth schedule.

Executed as a Deed by LIVERPOOL ) VICTORIA FRIENDLY SOCIETY LIMITED )
acting by: )